UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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VERTRUE INCORPORATED

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MESSAGE TO VERTRUE INCORPORATED EMPLOYEES FROM CEO GARY JOHNSON
Sent on behalf of Gary Johnson
Colleagues,
I hope that you were able to join me on the call. For those of you who were not able to attend, please find below the dial-in details to hear a replay of the call which will be available tomorrow morning at 8:00 a.m. Also, we have attached a copy of a Q&A that should address some of your questions.
I want to reiterate how pleased I am to announce that the Vertrue Management Team in partnership with One Equity Partners LLC, Oak Investment Partners and Rho Ventures has entered into an agreement to purchase Vertrue. This decision will enable us to achieve our aggressive growth strategies much quicker than we could as currently planned. Again, it is important to note that we are in the initial stages of the process and nothing can be finalized without both shareholder and SEC approval.
For now it is business as usual. It is imperative that we continue to work towards achieving and in fact surpassing our goals as we approach Q4 of FY07.
I know that you will have many questions regarding this announcement and my commitment to you is that I will continue to communicate any material updates as they develop.
I look forward to your continued support and dedication and thank you for all of your valuable contributions to our business.
Gary
REDACTED

Q&A REFERENCE FOR VERTRUE INCORPORATED EMPLOYEES
1.	What should I do if I am contacted by anyone outside the Company asking for information about this transaction?
IF YOU ARE CONTACTED BY ANYONE OUTSIDE THE COMPANY ASKING FOR INFORMATION ABOUT THIS PARTNERSHIP YOU SHOULD IMMEDIATELY CONTACT GEORGE THOMAS AND YOUR EXECUTIVE TEAM MEMBER.

IT IS IMPORTANT TO NOTE THAT ALL EMPLOYEES ARE BOUND BY VERTRUE’S CODE OF CONDUCT AND ANY INFORMATION THAT YOU PROVIDE TO INDIVIDUALS OUTSIDE OF VERTRUE COULD BE GROUNDS FOR IMMEDIATE TERMINATION.

2.	Why is Vertrue Management taking Vertrue private in partnership with One Equity Partners (“OEP”), Oak Investment Partners and Rho Ventures?

Our partnership with this investment group provides Vertrue with the financial flexibility to implement Vertrue’s long-term growth strategy and to continue to build a leading business for our customers, partners and employees at a faster pace than we could as a public company.

These are world-class private equity firms with a stellar reputation for working in partnership with management to build exceptional companies.

As you may know, many public companies, including some of our competitors, have recently “gone private” and today such transactions are commonplace.

3.	How much is this investment group and Vertrue Management paying to take Vertrue private?

The total cost to take Vertrue private is approximately $800M or about $48.50 per share.

4.	How long will it take to close this deal? And what are the next steps?

We currently estimate that it will take about 90 to 120 days to finalize this deal. It is important to note that the deal requires shareholder and SEC approval and that it is also subject to customary closing conditions.

5.	What should our focus be until the closing?

Our primary focus should be meeting the goals we have established for FY 2007.

6.	Will the Executive Management team change as a result of the deal?

Our new partners have highlighted the value they see in the Vertrue management team and recognize the importance of continuity to the business. Gary and his core executive team will continue to lead Vertrue.

7.	How will this announcement affect our clients and suppliers and what should we tell them when they ask us about this transaction?

We do not anticipate any impact on our clients or suppliers. The communication method will be primarily through our Sales and Client Service employees who have daily contact with our clients and suppliers, and we provided instructions to our client facing staff earlier today.

8.	What was the process the Company followed to determine whether or not to go private?

After careful consideration in consultation with its independent legal and financial advisors, an independent committee of all of Vertrue’s non-management directors concluded that this transaction is in the best interest of our shareholders.

9.	Do you expect other bidders to emerge?

There is really is no way of knowing.
About the Investment Group
10.	Who is OEP and what is its business?

OEP makes private equity investments behind compelling business ideas and strong management teams. OEP manages $5 billion of investments and commitments for JPMorgan Chase & Co. in direct private equity transactions. Partnering with management, OEP invests in transactions that initiate strategic and operational changes in businesses to create long-term value.

To find out more about OEP you can visit their website at www.oneequity.com

11.	Who is Oak Investment Partners?

Oak Investment Partners is a multi-stage venture capital firm with a total of $8.4 billion in committed capital. The primary investment focus is on high growth opportunities in communications, information technology, Internet, new media, financial services information technology, healthcare services and consumer retail.

To find out more about Oak you can visit their website at www.oakinv.com

12.	Who is Rho Ventures?

Rho has been backing venture-stage companies in the U.S. since its inception in 1981. Venture capital funds under management currently exceed $1 billion. Rho Ventures has invested in over 165 venture stage companies and helped build market leaders across many high growth industries.

To find out more about RHO Ventures you can visit their website at www.rho.com

Compensation and Benefits
13.	What happens to the current MIP and PIP bonus plan for FY 2007? Will the targets be changed and will I still be eligible to receive a bonus? Will there still be a bonus plan in FY 2008?

The FY 2007 bonus plan remains in effect and the financial targets will remain in place. We are continuing to discuss with our partner the design of our compensation structure in FY 2008 and the financial targets that will be established. More detail will be communicated once we finalize these discussions.

14.	I currently participate in the Employee Stock Purchase Plan (ESPP). What happens to my current contributions? Will I be able to participate in the ESPP that typically is rolled out in April?

Your current contributions into the ESPP will remain in place until April 1, 2007 which is the end date for the current 6-month period. After April 1, the Plan will be put on hold pending the outcome of this transaction. If the Company receives the necessary approvals to go private, the Employee Stock Purchase Plan will be discontinued.

15.	I currently have vested options in Vertrue, can I exercise them?

Beginning on the public announcement of this transaction (to be made tomorrow morning) ALL Vertrue employees (including employees of subsidiaries) will be prohibited from trading Vertrue stock, including stock option exercise/sales, until the 3rd business morning after the public announcement.

On the 3rd business morning after the public announcement, employees can trade in Vertrue stock, including stock options, PROVIDED THAT they are not otherwise in a “Black Out” period as defined in Vertrue’s Policy on the Prevention of Insider Trading and Stock Tipping (the “Policy”). Please refer to the Policy if you have any questions or concerns about whether or not you can trade Vertrue stock. To obtain a copy of the Policy, or if you would like to exercise your options please contact Tami Pauley at 402-661-2583.

16.	I have unvested options that were granted to me, what happens to them?

Currently, any unvested options you have will be treated in accordance with the plan guidelines pursuant to which the grant was made, copies of which have been previously provided to you. All options that are unvested as of the closing or “Effective Time” of the merger will automatically become vested.

17.	Will I be able to continue to participate in the Vertrue 401(k) Plan?

Yes you may continue to contribute to the 401(k) at this point in time.

Market Issues
18.	How does this deal strengthen Vertrue competitively?

The partnership with this investment group provides Vertrue with the financial flexibility to implement Vertrue’s long-term growth strategy and to continue to build a leading business for our customers, partners and employees at a faster pace than we could as a public company.

19.	Do you expect Vertrue to lose any customer agreements as a result of this partnership?

No.

20.	How is Vertrue going to keep clients and suppliers informed about the partnership?

Those communications will be made primarily through our Sales and Client Service employees as they have daily contact with our clients and suppliers.
General Questions
21.	Vertrue has always been a close-knit family. Will this continue?

Management is committed to Vertrue Values: respect & integrity, accountability, innovation and quality and open environment and we are confident that you share that same commitment. As a team we will continue to grow Vertrue to be a leader in our market space!

22.	Will Vertrue’s culture change now that we have new investors?

Our culture, drive to be the best and values will all remain in place. This investment group is partnering with Vertrue Management because they believe in our strategic vision and our many talented employees.

23.	When and how will employees be updated about this transaction?

Vertrue and our new partners are committed to regularly communicating with our employees and customers alike. We will share more information as soon as we can.

24.	Who can I speak to if I have further questions?

Call Monica Albano or George Thomas.

FORWARD-LOOKING STATEMENTS
     Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vertrue Incorporated (the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs of financing commitments, general competitive factors and regulatory developments. More detailed information about these risks, uncertainties and other factors is set forth in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of the Company and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006. Risks and uncertainties relating to the proposed transaction include the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     In connection with the proposed merger of Vertrue Incorporated with Velo Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Velo Holdings Inc., a Delaware corporation, (the “Merger”), the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Vertrue Incorporated, 20 Glover Avenue, Norwalk, Connecticut 06850, telephone: (203) 324-7635, or from the Company’s website, http://www.vertrue.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on October 12, 2006. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.